Exhibit 99.1

CERNER REPORTS FOURTH QUARTER AND FULL-YEAR 2020 RESULTS
Strong Finish to Year with All Key Metrics Within Company Guidance Ranges
Results Reflect Solid Execution During Pandemic
Continued Margin Expansion; Strong Cash Flow; Solid Growth Outlook

KANSAS CITY, Mo. - February 10, 2021 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2020 fourth quarter and full year that ended December 31, 2020.

2020 Fourth Quarter Highlights
▪GAAP Diluted EPS of $0.46 compared to $0.49 in year-ago quarter; Adjusted Diluted EPS (non-GAAP) of $0.78, in line with the Company's expectations and up 4% compared to $0.75 in year-ago quarter
▪GAAP Operating Margin of 12.7%, flat to the year-ago quarter; Adjusted Operating Margin (non-GAAP) of 21.5% compared to 20.3% in year-ago quarter
▪Bookings of $1.683 billion, within the Company's expected range
▪Revenue of $1.395 billion, consistent with the Company's expectations and down 3% compared to $1.442 billion in the fourth quarter of 2019, primarily due to the impact of divestitures and the pandemic; excluding divestitures, revenue growth over the fourth quarter of 2019 would have been approximately 1%, still reflecting the impact of the pandemic
▪GAAP Cash flow from operating activities of $513 million and Free Cash Flow (non-GAAP) of $396 million
▪Days sales outstanding of 76 days, down from 81 days in the third quarter of 2020
▪Revenue Backlog of $13.04 billion

2020 Full Year Highlights
▪GAAP Diluted EPS of $2.52 compared to $1.65 in 2019; Adjusted Diluted EPS (non-GAAP) of $2.84 compared to $2.68 in 2019
▪GAAP Operating Margin of 16.6% compared to 10.6% in year-ago period; Adjusted Operating Margin (non-GAAP) of 19.9% compared to 18.5% in 2019
▪Bookings of $5.585 billion compared to 2019 bookings of $5.990 billion; decline primarily driven by the impact of the pandemic and divestitures
▪Revenue of $5.506 billion, down 3% compared to 2019; adjusting for divestitures, full-year revenue reflects approximately 1% growth over 2019, still reflecting the impact of the pandemic
▪GAAP Cash flow from operating activities of $1.437 million and Free Cash Flow (non-GAAP) of $857 million

"Cerner's fourth quarter results reflect a very solid finish to the year," said Brent Shafer, Chairman and CEO, Cerner. "I'm pleased with Cerner's execution and commitment to supporting our clients in a challenging environment. Despite these challenges, Cerner delivered on financial goals, continued to make operational improvements, and further refined our growth strategies. As a result of our progress in 2020, we enter 2021 well-positioned to deliver increased value to our clients while also driving profitable growth for shareholders."

Future Period Guidance
Cerner currently expects:
▪First quarter 2021 revenue between $1.370 billion and $1.420 billion
▪Full year 2021 revenue between $5.750 billion and $5.950 billion
▪First quarter 2021 Adjusted Diluted Earnings Per Share between $0.72 and $0.76
▪Full year 2021 Adjusted Diluted Earnings Per Share between $3.10 and $3.20
▪First quarter 2021 new business bookings between $1.150 billion and $1.350 billion

The future period guidance provided above reflects the Company's current view that the largest impact from the COVID-19 pandemic has already occurred. While the Company expects project and sales activity to continue improving, there is still uncertainty regarding the duration and magnitude of the impact of the COVID-19 pandemic. Therefore, the Company's forward-looking statements are subject to a higher than normal amount of risk.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on the Company's results and outlook at 3:30 p.m. CT on February 10, 2021. On the call, Cerner will discuss its fourth quarter and full-year 2020 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678) 509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration.

An audio webcast will be available live and archived on Cerner's website at www.cerner.com under the About Us section (click Investor Relations, then Presentations and Webcasts).

Information on Non-GAAP Measures and Non-GAAP Guidance
Adjusted Operating Margin, Adjusted Diluted Earnings Per Share and Free Cash Flow are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP operating margin, GAAP diluted earnings per share, or GAAP cash flows from operating activities, respectively, as measures of Cerner's performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results," where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results." Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this future period non-GAAP guidance to the most comparable GAAP measures.

About Cerner
Cerner's health technologies connect people and information systems in thousands of worldwide facilities dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog, The Cerner Podcast or connect on Facebook, Instagram, LinkedIn or Twitter. Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "goals", "will", "can", "expects", "expected", "guidance", "positioned", "future", "believe", "expectations", "plan", "outlook", "anticipated", "opportunities", "aim" or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include our future period guidance and outlook, as well as the expected impact of the COVID-19 pandemic on our business. Factors that could cause or contribute to such differences include, but are not limited to the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition, future bookings and results of operations; the possibility of interruption at our data centers or client support facilities, or those of third parties with whom we have contracted (such as public cloud providers), that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security or the IT security of third parties on which we rely; potential claims for system errors and warranties or significant costs and reputational harm related to product and service-related liabilities; material adverse resolution of legal proceedings or other claims or reputational harm stemming from negative publicity related to such claims or legal proceedings; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; significant competition and our ability to anticipate or respond quickly to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; risks inherent with business acquisitions or strategic investments, or collaborations and the failure to achieve projected synergies, or divestitures; managing growth in the new markets in which we offer solutions, health care devices or services; long sales cycles for our solutions and services; risks related to our dependence on strategic relationships and third party suppliers, including any impact to such supplier's business resulting from the COVID-19 pandemic; risks associated with the loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; inability to achieve expected operating efficiencies and sustain or improve operating expense reductions or business disruptions or adverse tax consequences associated with restructuring, realignment and costs reduction activities; changing political, economic and regulatory influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, regulations or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes, and defending against bid protests; volatility and disruption resulting from global economic or market conditions, including the impact from the COVID-19 pandemic; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; risk that our capital allocation strategy will not be fully implemented or enhance long-term shareholder value; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; the potential for losses resulting from asset impairment charges; potential variations in our sales forecasts compared to actual sales; risks that our revenue growth may be lower than anticipated and/or that the mix of revenue shifts to low margin revenue; variations in our quarterly operating results; and risks associated with fluctuations in foreign currency exchange rates. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Stephanie Greenwood, (816) 201-2137, Stephanie.Greenwood@cerner.com
Cerner's Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and twelve months ended December 31, 2020 and December 28, 2019
(unaudited)

(In thousands, except per share data)	Three Months Ended		Years Ended
	2020	2019	2020	2019

Revenues	$1,395,025	$1,442,232	$5,505,788	$5,692,598
Costs of revenue	234,673	277,386	932,941	1,071,041

Margin	1,160,352	1,164,846	4,572,847	4,621,557

Operating expenses
Sales and client service	675,477	648,512	2,582,615	2,675,337
Software development	197,906	188,202	749,007	737,136
General and administrative	100,586	122,293	491,586	520,598
Amortization of acquisition-related intangibles	12,564	23,008	55,595	87,817
Total operating expenses	986,533	982,015	3,878,803	4,020,888

Gain on sale of businesses	3,654	—	220,523	—

Operating earnings	177,473	182,831	914,567	600,669

Other income (loss), net	(1,341)	8,870	76,906	53,843

Earnings before income taxes	176,132	191,701	991,473	654,512
Income taxes	(34,627)	(37,370)	(211,385)	(125,058)

Net earnings	$141,505	$154,331	$780,088	$529,454

Basic earnings per share	$0.46	$0.49	$2.54	$1.66

Basic weighted average shares outstanding	306,401	312,070	306,669	318,229

Diluted earnings per share	$0.46	$0.49	$2.52	$1.65

Diluted weighted average shares outstanding	309,254	314,793	309,136	321,235

Note 1: Our revenues by business model for the three and twelve months ended December 31, 2020 and December 28, 2019 were as follows:

(In thousands)	Three Months Ended		Years Ended
	2020	2019	2020	2019

Licensed software	$174,331	$174,462	$656,219	$680,585
Technology resale	55,874	60,435	196,591	246,885
Subscriptions	98,364	92,750	378,208	358,715
Professional services	478,122	509,277	1,930,445	1,992,478
Managed services	317,071	309,421	1,245,427	1,213,900
Support and maintenance	263,084	273,970	1,070,779	1,104,638
Reimbursed travel	8,179	21,917	28,119	95,397

Total revenues	$1,395,025	$1,442,232	$5,505,788	$5,692,598

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and twelve months ended December 31, 2020 and December 28, 2019
(unaudited)

ADJUSTED OPERATING EXPENSES

(In thousands)	Three Months Ended		Years Ended
	2020	2019	2020	2019

Operating expenses (GAAP)	$986,533	$982,015	$3,878,803	$4,020,888

Share-based compensation expense	(42,336)	(31,183)	(154,060)	(108,834)
Acquisition-related amortization	(12,564)	(22,356)	(55,595)	(84,927)
Organizational restructuring and other expense	(49,134)	(46,663)	(167,665)	(221,059)
COVID-19 related expense	(1,522)	—	(5,734)	—
Allowance on non-current asset	(20,703)	—	(20,703)	—
Charge related to client dispute	—	(9,500)	—	(29,500)
Vendor settlement	—	—	—	(6,791)

Adjusted Operating Expenses (non-GAAP)	$860,274	$872,313	$3,475,046	$3,569,777

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Three Months Ended		Years Ended
	2020	2019	2020	2019

Operating earnings (GAAP)	$177,473	$182,831	$914,567	$600,669

Share-based compensation expense	42,336	31,183	154,060	108,834
Acquisition-related amortization	12,564	22,356	55,595	84,927
Organizational restructuring and other expense	49,134	46,663	167,665	221,059
COVID-19 related expense	1,522	—	5,734	—
Gain on sale of businesses	(3,654)	—	(220,523)	—
Allowance on non-current asset	20,703	—	20,703	—
Charge related to client dispute	—	9,500	—	29,500
Vendor settlement	—	—	—	6,791

Adjusted Operating Earnings (non-GAAP)	$300,078	$292,533	$1,097,801	$1,051,780

Operating Margin (GAAP)	12.72%	12.68%	16.61%	10.55%

Adjusted Operating Margin (non-GAAP)	21.51%	20.28%	19.94%	18.48%

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Years Ended
	2020	2019	2020	2019

Net earnings (GAAP)	$141,505	$154,331	$780,088	$529,454

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	42,336	31,183	154,060	108,834
Acquisition-related amortization	12,564	22,356	55,595	84,927
Organizational restructuring and other expense	49,134	46,663	167,665	221,059
COVID-19 related expense	1,522	—	5,734	—
Investment gains	—	(5,390)	(75,834)	(29,621)
Gain on sale of businesses	(3,654)	—	(220,523)	—
Allowance on non-current asset	20,703	—	20,703	—
Charge related to client dispute	—	9,500	—	29,500
Vendor settlement	—	—	—	6,791

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(24,104)	(20,335)	(10,602)	(80,746)
Share-based compensation permanent tax items	1,220	(1,129)	(1,304)	(8,090)
Valuation allowance on net operating loss carryforwards	—	—	3,318	—

Adjusted Net Earnings (non-GAAP)	$241,226	$237,179	$878,900	$862,108

Diluted weighted average shares outstanding	309,254	314,793	309,136	321,235

Diluted earnings per share (GAAP)	$0.46	$0.49	$2.52	$1.65

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.78	$0.75	$2.84	$2.68

FREE CASH FLOW

(In thousands)	Three Months Ended		Years Ended
	2020	2019	2020	2019

Cash flows from operating activities (GAAP)	$512,660	$437,575	$1,436,705	$1,313,099
Capital purchases	(45,928)	(82,930)	(283,981)	(471,518)
Capitalized software development costs	(70,567)	(62,587)	(295,277)	(273,871)
Free Cash Flow (non-GAAP)	$396,165	$292,058	$857,447	$567,710

Cash flows from investing activities (GAAP)	$(204,412)	$(204,021)	$(801,237)	$(640,408)

Cash flows from financing activities (GAAP)	$(115,970)	$(288,575)	$(461,497)	$(601,380)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Expenses, Adjusted Operating Earnings, Adjusted Operating Margin, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business, and for management compensation purposes.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Expenses - Consists of GAAP operating expenses adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) an allowance on non-current asset, (vi) a charge related to a client dispute, and (vii) a vendor settlement.

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) gain on sale of businesses, (vi) an allowance on non-current asset, (vii) a charge related to a client dispute, and (viii) a vendor settlement.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) investment gains, (vi) gain on sale of businesses, (vii) an allowance on non-current asset, (viii) a charge related to a client dispute, (ix) a vendor settlement, (x) the income tax effect of the aforementioned items, (xi) share-based compensation permanent tax items, and (xii) a valuation allowance on net operating loss carryforwards.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of GAAP cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations above are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Years Ended
	2020	2019	2020	2019

Sales and client service	$24,958	$13,810	$80,495	$52,829
Software development	6,303	4,941	21,545	17,710
General and administrative	11,075	12,432	52,020	38,295
Total share-based compensation expense	$42,336	$31,183	$154,060	$108,834

Acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisitions of the Health Services business in February 2015, AbleVets in October 2019, and all subsequent acquisitions. We exclude acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Organizational restructuring and other expense - Consists of certain charges incurred in connection with our operational improvement initiatives. Expenses in connection with these efforts may include, but are not limited to, consultant and other professional services fees, employee separation costs, contract termination costs, and other such related expenses. We exclude organizational restructuring and other expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Organizational restructuring and other expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Years Ended
	2020	2019	2020	2019

Sales and client service	$29,254	$12,727	$30,187	$72,329
General and administrative	19,880	33,936	137,478	148,730
Total organizational restructuring and other expense	$49,134	$46,663	$167,665	$221,059

COVID-19 related expense - Consists of certain charges incurred that we can clearly and objectively attribute to the impact of the ongoing Coronavirus disease pandemic ("COVID-19"). These charges include expenses incurred related to trade shows for which we withdrew our participation and expenses associated with incremental cleaning and sanitation efforts for facility space that may have been exposed to the virus. We exclude COVID-19 related expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. COVID-19 related expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Years Ended
	2020	2019	2020	2019

Sales and client service	$777	$—	$3,696	$—
Software Development	188	—	258	—
General and administrative	557	—	1,780	—
Total COVID-19 related expense	$1,522	$—	$5,734	$—

Investment gains - Consists primarily of gains recognized upon the disposition of equity investments, which were accounted for in accordance with Accounting Standards Codification Topic 321, Investments-Equity Securities. We have excluded these gains as we believe the amount of such gains do not directly correlate to the underlying performance of our business operations in the periods they were recorded. Such gains are included in our Condensed Consolidated Statements of Operations in the caption "Other income (loss), net."

Gain on sale of businesses - Consists of gains recognized upon the disposition of certain of our business operations, primarily conducted in Germany and Spain, in July 2020 and certain of our commercial revenue cycle outsourcing business operations in August 2020. We have excluded these gains as we believe the amount of such gains do not directly correlate to the underlying performance of our business operations in the periods they were recorded. Such gains are included in our Condensed Consolidated Statements of Operations in the caption "Gain on sale of businesses."

Allowance on non-current asset - Consists of a pre-tax charge to provide an allowance against certain disputed client receivables with a specific former client. Such disputed receivables are included in our Condensed Consolidated Balance Sheets in the caption "Other assets," as the process for resolution has been on-going in excess of 5 years. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "Sales and client service" expense.

Charge related to client dispute - Consists of a pre-tax charge related to a dispute with a current client. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "Sales and client service" expense.

Vendor settlement - Consists of a pre-tax charge to settle disputes with a former vendor. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period, adjusted for the impact of $53.351 million of taxes recognized in the third quarter of 2020 on the gain on sale of businesses described above, and the impact of a valuation allowance on net operating loss carryforwards of $3.318 million recorded in the first quarter of 2020 as described below, is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

Valuation allowance on net operating loss carryforwards - Consists of a valuation allowance recorded against certain deferred tax assets related to net operating loss carryforwards in a non-U.S. tax jurisdiction where certain strategic decisions associated with our operational improvement initiatives have made it more likely than not that such deferred tax assets will not be realized. We have excluded this charge as we believe the amount of such expense does not directly correlate to the underlying performance of our business operations in the period recorded. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2020 and December 28, 2019
(unaudited)

(In thousands)	2020	2019

Assets
Current assets:
Cash and cash equivalents	$615,615	$441,843
Short-term investments	442,473	99,931
Receivables, net	1,168,712	1,139,595
Inventory	23,027	23,182
Prepaid expenses and other	401,160	392,073

Total current assets	2,650,987	2,096,624

Property and equipment, net	1,804,083	1,858,772
Right-of-use assets	104,536	123,155
Software development costs, net	1,009,349	939,859
Goodwill	914,520	883,158
Intangible assets, net	329,249	364,439
Long-term investments	510,220	419,419
Other assets	198,152	209,196

Total assets	$7,521,096	$6,894,622

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$235,755	$273,440
Deferred revenue	393,293	360,025
Accrued payroll and tax withholdings	309,814	245,843
Other current liabilities	229,764	148,140

Total current liabilities	1,168,626	1,027,448

Long-term debt	1,336,069	1,038,382
Deferred income taxes	376,035	377,657
Other liabilities	157,799	133,807

Total liabilities	3,038,529	2,577,294

Shareholders' Equity:
Common stock	3,732	3,676
Additional paid-in capital	2,288,806	1,905,171
Retained earnings	6,475,551	5,934,909
Treasury stock	(4,164,718)	(3,407,768)
Accumulated other comprehensive loss, net	(120,804)	(118,660)

Total shareholders' equity	4,482,567	4,317,328

Total liabilities and shareholders' equity	$7,521,096	$6,894,622

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and twelve months ended December 31, 2020 and December 28, 2019
(unaudited)

	Three Months Ended		Years Ended
(In thousands)	2020	2019	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$141,505	$154,331	$780,088	$529,454
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	178,436	178,407	697,423	687,966
Share-based compensation expense	42,949	30,220	153,449	103,641
Provision for deferred income taxes	(20,052)	28,332	1,502	51,125
Gain on sale of businesses	(3,654)	—	(220,523)	—
Investment gains	—	(5,390)	(75,834)	(29,621)
Changes in assets and liabilities (net of businesses acquired):
Receivables, net	82,381	33,555	3,686	58,113
Inventory	(7,246)	(22)	960	1,855
Prepaid expenses and other	(14,778)	(1,557)	(51,442)	(76,748)
Accounts payable	(1,855)	(5,388)	(62,663)	(8,734)
Accrued income taxes	(13,010)	(3,804)	19,995	(4,599)
Deferred revenue	66,571	50,155	34,500	(39,245)
Other accrued liabilities	61,413	(21,264)	155,564	39,892

Net cash provided by operating activities	512,660	437,575	1,436,705	1,313,099

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(45,928)	(82,930)	(283,981)	(471,518)
Capitalized software development costs	(70,567)	(62,587)	(295,277)	(273,871)
Purchases of investments	(185,170)	(46,669)	(696,548)	(364,648)
Sales and maturities of investments	119,852	72,497	333,161	579,755
Purchase of other intangibles	(8,545)	(9,793)	(38,243)	(35,587)
Sale of businesses	—	—	229,471	—
Acquisition of businesses, net of cash acquired	(14,054)	(74,539)	(49,820)	(74,539)

Net cash used in investing activities	(204,412)	(204,021)	(801,237)	(640,408)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt issuance	—	—	300,000	600,000
Repayment of long-term debt	—	—	(2,500)	—
Proceeds from exercise of stock options	50,925	69,562	253,605	258,036
Payments to taxing authorities in connection with shares directly withheld from associates	(1,049)	(1,607)	(23,672)	(16,601)
Treasury stock purchases	(106,950)	(300,000)	(756,950)	(1,320,542)
Dividends paid	(55,184)	(56,530)	(221,461)	(113,823)
Other	(3,712)	—	(10,519)	(8,450)

Net cash used in financing activities	(115,970)	(288,575)	(461,497)	(601,380)

Effect of exchange rate changes on cash and cash equivalents	4,183	434	(199)	(3,594)

Net increase (decrease) in cash and cash equivalents	196,461	(54,587)	173,772	67,717
Cash and cash equivalents at beginning of period	419,154	496,430	441,843	374,126

Cash and cash equivalents at end of period	$615,615	$441,843	$615,615	$441,843